Exhibit 99.1

News Announcement	For Immediate Release

For more information contact:

Omar Choucair

Chief Financial Officer

DG FastChannel, Inc.

972/581-2000

DG FASTCHANNEL® REPORTS RECORD THIRD QUARTER 2009 RESULTS

- Third Quarter Revenues Increase 17% to $48.3 Million –

- Third Quarter Adjusted EBITDA Rises 28% to $21.0 Million –

- Third Quarter Diluted Earnings Increases 83% to $0.22 per share –

Dallas, TX — November 5, 2009 — DG FastChannel®, Inc. (NASDAQ: DGIT), a leading provider of digital media services to the advertising, entertainment and broadcast industries, today reported record third quarter financial results. Consolidated revenue for the third quarter 2009 increased 17% to $48.3 million compared to $41.4 million in the same period of 2008. Third quarter 2009 revenue from the delivery of high definition (HD) advertising content increased 68% to $15.6 million compared to $9.3 million in the same period of 2008.

Scott K. Ginsburg, Chairman and CEO of DG FastChannel commented, “The Company’s impressive third quarter performance highlights early success from the adoption of our HD distribution platform. During the third quarter, over 44% of DG FastChannel’s HD business was delivered electronically, and that percentage should increase during the next few periods as more advertisers and media outlets adopt HD and file-based workflows. As a result, the Company’s HD revenues are expected to improve.”

“DG FastChannel’s expansion into rich media has provided important access to the online media business, advertising’s fastest growing segment. The Company’s Unicast division is actively leveraging its core competencies to more fully penetrate both the publisher and agency sides of the business. This reinforces the Company’s overriding goal of building a bridge between its traditional media business and the online media business.  As Unicast further aligns its product mix with the Company’s video advertising division, potential growth synergies look very encouraging.”

Adjusted EBITDA was $21.0 million compared to $16.5 million in the comparable period of 2008, a gain of 28%. Third quarter 2009 net income was $5.4 million, or $0.22 per diluted share, compared with net income of $2.3 million, or $0.12 per diluted share in 2008. Third quarter 2009 normalized net income was $14.6 million, or $0.60 per diluted normalized net income per share, compared to normalized net income of $7.1 million, or $0.38 per diluted normalized net income per share in 2008. As of September 30, 2009, DG FastChannel had $26.8 million in cash and $107.8 million of debt, or net debt of $81.0 million. The terms “adjusted EBITDA” and “normalized net income” are defined below.

“DG FastChannel reported its highest ever adjusted EBITDA margin of 44% during the third quarter, and the Company’s goals of improving revenues, operating margins, profitability and cash flow remain key objectives. The Company’s financial condition and capital structure have been strengthened by reducing outstanding debt,” concluded Mr. Ginsburg.

Third Quarter 2009 Financial Results Webcast

The Company’s third quarter conference call will be broadcast live on the Internet at      11:00 a.m. ET on Thursday, November 5, 2009.  The webcast is open to the general public and all interested parties may access the live webcast on the Internet at the Company’s Web site at www.dgfastchannel.com.  Please allow 15 minutes to register and download or install any necessary software.

Non-GAAP Reconciliation, Adjusted EBITDA, Normalized Net Income and Diluted Shares Used in Normalized Net Income Per Share Calculation Definitions

Adjusted EBITDA is defined as earnings before interest, taxes, unrealized investment gains and losses, stock-based compensation, and depreciation and amortization.  Although adjusted EBITDA is not a measure of performance or liquidity calculated in accordance with generally accepted accounting principles (GAAP), the Company believes this Non-GAAP financial measure provides meaningful supplemental information regarding our performance and liquidity.  However, investors should not consider this measure in isolation or as a substitute for operating income, cash flows from operating activities or any other measure for determining the Company’s operating performance or liquidity that is calculated in accordance with GAAP.  In addition, because adjusted EBITDA is not calculated in accordance with GAAP, it may not necessarily be comparable to similarly titled measures employed by other companies.  A reconciliation of the adjusted EBITDA figures to GAAP net income is included herein.

Normalized net income is defined as net income before amortization of intangible assets, stock-based compensation expense, unrealized investment gains and losses, and deferred tax expense (mostly related to the utilization of tax net operating loss carryforwards/credits), and release of the deferred tax asset valuation allowance.  DG FastChannel considers normalized net income to be another important indicator of the overall performance of the Company because it eliminates the effects of events that are either not part of the Company’s core operations or are non-cash.

Diluted shares used in normalized net income per share calculations is defined as diluted common shares outstanding used in GAAP net income per share calculations, excluding the effect of Accounting for Stock-Based Compensation under the treasury stock method.  DG FastChannel considers normalized net income and diluted normalized net income per share to be additional important indicators of the overall performance of the Company because they eliminate the effect of non-cash items.

Adjusted EBITDA and normalized net income should be considered in addition to, not as a substitute for, the Company’s operating income and net income, as well as other measures of financial performance reported in accordance with GAAP.

Reconciliation of Non-GAAP Financial Measures

In accordance with the requirements of Regulation G issued by the Securities and Exchange Commission, the Company is presenting the most directly comparable GAAP financial measures and reconciling the non-GAAP financial measures to the comparable GAAP measures.

Recent Acquisitions

During 2008, the Company completed the acquisitions of the Vyvx advertising services business and Enliven Marketing Technologies Corporation as of June 5, 2008 and October 2, 2008, respectively.  Accordingly, the results of operations for each acquired entity have been included in DG FastChannel’s results since the respective acquisition dates.

About DG FastChannel

DG FastChannel provides innovative, technology-based solutions to help advertisers and agencies work faster, smarter and more competitively.  DG FastChannel delivers the standard in digital media services to the advertising, broadcast and publishing industries.  Through its Unicast and Springbox operating units, DG FastChannel is a leading Internet marketing technology company offering online marketing and advertising solutions through a powerful combination of proprietary visualization technology, and a premium rich media advertising platform for the creation, delivery and reporting of premium rich media.

The Company utilizes satellite and Internet transmission technologies and has deployed a suite of digital media intelligence and asset management tools designed specifically for the advertising industry, including creative and production resources, and digital asset management. The Company has an online media distribution network used by more than 5,000 advertisers and agencies, and over 21,000 online radio, television, cable, network and print publishing destinations.  For more information visit www.dgfastchannel.com.

Forward-Looking Statements

This release contains forward-looking statements relating to the Company, including the expected growth of destinations capable of receiving HD-enabled advertising content and making progress toward our goals of improving revenues, operating margins, profitability and cash flows.  These forward-looking statements involve risks and uncertainties, which could cause actual results to differ materially from those projected.  These and other risks relating to DG FastChannel’s business are set forth in the Company’s filings with the Securities and Exchange Commission.  DG FastChannel assumes no obligation to publicly update or revise any forward-looking statements.

(Financial Tables Follow)

DG FastChannel, Inc.

Unaudited Condensed Consolidated Statements of Income

(In thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2009	2008	2009	2008
Revenues	$48,268	$41,428	$133,403	$105,098
Cost of revenues	16,913	17,190	52,975	42,998
Research and development	1,423	951	3,508	2,729
Sales and marketing	3,174	1,853	9,022	5,609
General and administrative	5,725	4,953	15,928	13,702
Operating expenses, excluding depreciation and amortization and stock-based compensation	27,235	24,947	81,433	65,038
Adjusted EBITDA	21,033	16,481	51,970	40,060
Depreciation, amortization and stock-based compensation	7,985	7,563	22,917	15,524
Operating income	13,048	8,918	29,053	24,536
Interest expense and other, net	2,378	4,338	9,601	6,945
Unrealized loss on derivative warrant	—	781	—	1,601
Income before income taxes	10,670	3,799	19,452	15,990
Provision for income taxes	5,312	1,520	8,914	6,396
Net income	$5,358	$2,279	$10,538	$9,594

Basic earnings per common share	$0.22	$0.13	$0.47	$0.53
Diluted earnings per common share	$0.22	$0.12	$0.46	$0.52

Weighted average shares outstanding — basic	23,828	17,938	22,101	17,927
Weighted average shares outstanding — diluted	24,308	18,391	22,557	18,390

DG FastChannel, Inc.

Reconciliation of GAAP Net Income to Normalized Net Income and Adjusted EBITDA

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2009	2008	2009	2008
Net income	$5,358	$2,279	$10,538	$9,594

Amortization of intangibles	2,930	2,656	8,790	5,820
Stock-based compensation	1,092	162	3,390	423
Unrealized loss on derivative warrant	—	781	—	1,601
Deferred tax expense	5,215	1,208	8,234	4,862
Normalized net income	$14,595	$7,086	$30,952	$22,300

Interest expense and other, net	2,378	4,338	9,601	6,945
Current tax expense	97	312	680	1,534
Depreciation expense	3,963	4,745	10,737	9,281

Adjusted EBITDA	$21,033	$16,481	$51,970	$40,060

Normalized net income per share:
Basic	$0.61	$0.40	$1.40	$1.24
Diluted	$0.60	$0.38	$1.37	$1.21

Shares used in normalized net income per share calculations:
Basic	23,828	17,938	22,101	17,927
Diluted	24,336	18,475	22,588	18,466

Reconciliation of Diluted GAAP Net Income per Share to Diluted Normalized Net Income per Share

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2009	2008	2009	2008

Net income per share - Diluted	$0.22	$0.12	$0.46	$0.52
Amortization of intangibles	0.12	0.14	0.39	0.32
Stock-based compensation	0.04	0.01	0.15	0.02
Unrealized loss on derivative warrant	—	0.04	—	0.09
Deferred tax expense	0.22	0.07	0.37	0.26
Normalized net income per share - Diluted	$0.60	$0.38	$1.37	$1.21

DG FastChannel, Inc.

Condensed Consolidated Balance Sheets

(In thousands)

	September 30, 2009	December 31, 2008
	(unaudited)
Cash	$26,803	$17,180
Accounts receivable, net	41,298	42,971
Property and equipment, net	42,330	37,980
Goodwill	211,724	246,734
Deferred income taxes	35,148	7,777
Intangibles, net	105,345	115,035
Other	7,468	6,123
TOTAL ASSETS	$470,116	$473,800

Accounts payable and accrued liabilities	$18,425	$22,398
Deferred revenue	2,670	2,484
Debt	107,837	173,137
Other	6,174	6,263
TOTAL LIABILITIES	135,106	204,282
TOTAL STOCKHOLDERS’ EQUITY	335,010	269,518

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$470,116	$473,800

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